Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (Agreement) is entered into among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (OIG-HHS) of the Department of Health and Human Services (HHS), the Defense Health Agency (DHA), acting on behalf of the TRICARE Program; 21st Century Oncology, LLC (“21C”) and Mariela Barnes (“Relator”) (hereafter collectively referred to as “the Parties”), through their authorized representatives.

RECITALS

A.                                    21C is a privately held corporation with its corporate headquarters located in Fort Myers, Florida. 21C provides integrated cancer care services in Florida.

B.                                    On March 25, 2013, Mariela Barnes filed a qui tam action in the United States District Court for the Middle District of Florida captioned United States, State of Florida, ex rel. Mariela Barnes, v. Dr. David Spellberg, 21st Century Oncology and Naples Urology Associates, Civil Action No. 2:13-cv-228-FtM-99DNF (M.D. Fla.), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b) (the Civil Action). The relator alleges that the defendants submitted claims to Medicare and Medicaid for (1) fluorescent in situ hybridization (FISH) tests that were not medically necessary and (2) evaluation and management services that were upcoded.

C.                                    The United States contends that 21C submitted or caused to be submitted claims for payment to the Medicare Program, Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk-1 (“Medicare”) and the TRICARE Program, 10 U.S.C. §§ 1071-1110b (“TRICARE”).

D.                                    The United States contends that it has certain civil claims against 21C arising from the submission of claims to Medicare and TRICARE for FISH tests (CPT Code 88120)

ordered by Dr. Meir A. Daller, Dr. David Spellberg, Dr. Robert A. Scappa and Dr. Steven H. Paletsky from January 1, 2009 through June 12, 2014 that were not medically necessary. That conduct is referred to below as the “Covered Conduct.”

E.                                     This Settlement Agreement is neither an admission of liability by 21C nor a concession by the United States that its claims are not well founded. 21C expressly denies the allegations of the United States and the Relator set forth herein and in the Civil Action.

F.                                      Relator claims entitlement under 31 U.S.C. § 3730(d) to a share of the proceeds of this Settlement Agreement and to Relator’s reasonable expenses, attorneys’ fees and costs.

To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, and in consideration of the mutual promises and obligations of this Settlement Agreement, the Parties agree and covenant as follows:

TERMS AND CONDITIONS

1.                                      21C shall pay to the United States $19,750,000.00 (Settlement Amount) no later than 10 business days after the Effective Date of this Agreement by electronic funds transfer pursuant to written instructions to be provided by the Office of the United States Attorney for the Middle District of Florida.

2.                                      Conditioned upon the United States receiving the Settlement Amount from 21C and as soon as feasible after receipt, the United States shall pay $3,200,000.00 to Relator by electronic funds transfer.

3.                                      21C shall pay to counsel for the Relator within ten (10) days of the Effective Date of this Agreement the sum of $527,877.65 for Relator’s attorneys’ fees and costs (“Attorney’s Fee Payment”), pursuant to written instructions provided by counsel for the Relator.

4.                                      Subject to the exceptions in Paragraph 8 (concerning excluded claims) below, and conditioned upon 21C’s full payment of the Settlement Amount, the United States releases 21C and all of its predecessors, successors, and members, together with its current or former direct or indirect parent corporations, direct or indirect subsidiaries, direct or indirect brother or sister corporations, divisions, affiliates and assigns from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; or the common law theories of payment by mistake, unjust enrichment, and fraud.

5.                                      Subject to the exceptions in Paragraph 8 below, and conditioned upon 21C’s full payment of the Settlement Amount and the Attorney’s Fee Payment, Relator, for herself and for her heirs, successors, attorneys, agents, and assigns, hereby fully, finally and irrevocably releases, waives and discharges 21C and all of its predecessors, successors, and members, together with its current or former direct or indirect parent corporations, direct or indirect subsidiaries, direct or indirect brother or sister corporations, divisions, affiliates and assigns, and its current and former officers, agents and employees from any claims (including civil monetary claims) the Relator has on behalf of the United States for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733.

6.                                      In consideration of the obligations of 21C in this Agreement and the Corporate Integrity Agreement (CIA), entered into between OIG-HHS and 21C, and conditioned upon 21C’s full payment of the Settlement Amount, the OIG-HHS agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking exclusion from Medicare, Medicaid, and other Federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)) against 21C under 42 U.S.C. § 1320a-7a (Civil Monetary Penalties Law) or 42 U.S.C. § 1320a-7(b)(7) (permissive exclusion for fraud, kickbacks, and other prohibited activities) for the Covered Conduct, except as reserved in this Paragraph and in Paragraph 8 (concerning excluded claims), below. The OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude 21C from Medicare, Medicaid, and other Federal health care programs under 42 U.S.C. § 1320a-7(a) (mandatory exclusion) based upon the Covered Conduct. Nothing in this Paragraph precludes the OIG-HHS from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph 8, below.

7.                                      In consideration of the obligations of 21C set forth in this Agreement, and conditioned upon 21C’s full payment of the Settlement Amount, DHA agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking exclusion from the TRICARE Program against 21C under 32 C.F.R. § 199.9 for the Covered Conduct, except as reserved in this Paragraph and in Paragraph 8 (concerning excluded claims), below. DHA expressly reserves authority to exclude 21C from the TRICARE Program under 32 C.F.R. §§ 199.9 (f)(1)(i)(A), (f)(1)(i)(B), and (f)(1)(iii) (mandatory exclusion), based upon the Covered Conduct. Nothing in this Paragraph precludes DHA or the TRICARE Program from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph 8, below.

8.                                      Notwithstanding the releases given in paragraphs 4, 5, 6 and 7 of this Agreement, or any other term of this Agreement, the following claims of the United States are specifically reserved and are not released:

a.                                      Any liability arising under Title 26, U.S. Code (Internal Revenue Code);

b.                                      Any criminal liability;

c.                                       Except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs;

d.                                      Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

e.                                       Any liability based upon obligations created by this Agreement;

f.                                        Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services;

g.                                       Any liability for failure to deliver goods or services due;

h.                                      Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct; and

i.                                          Any liability of individuals.

9.                                      Relator and her heirs, successors, attorneys, agents, and assigns shall not object to this Agreement but agree and confirm that this Agreement is fair, adequate, and reasonable under all the circumstances, pursuant to 31 U.S.C. § 3730(c)(2)(B). Conditioned upon Relator’s receipt of the payment described in Paragraph 2, Relator and her heirs, successors, attorneys, agents, and assigns fully and finally release, waive, and forever discharge the United States, its agencies, officers, agents, employees, and servants, from any claims arising from the filing of the Civil Action or under 31 U.S.C. § 3730, and from any claims to a share of the proceeds of this Agreement and/or the Civil Action.

10.                               Conditioned upon Relator’s receipt of the payment described in Paragraph 2 and the Attorney’s Fee Payment, Relator, for herself, and for her heirs, successors, attorneys, agents, and assigns, releases 21C and all of its predecessors, successors, and members, together with its current or former direct or indirect parent corporations, direct or indirect subsidiaries, direct or indirect brother or sister corporations, divisions, affiliates and assigns, and its current and former officers, agents, and employees, from any liability to Relator arising from or relating to the claims Relator asserted or could have asserted in the Civil Action, any claims for retaliation pursuant to 31 U.S.C. § 3730(h), or any claims under 31 U.S.C. § 3730(d) for expenses or attorney’s fees and costs (“Relator’s Release”). Relator’s Release shall in no way affect, and specifically excluded from the Relator’s Release are, the claims currently pending in the matter captioned; Mariela Barnes v. Naples Urology Associates, LLC and 21st Century Oncology, LLC, No. 2:14-cv-604, U.S.D.C. M.D. Fla.

11.                               21C waives and shall not assert any defenses 21C may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action. Nothing in this paragraph or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

12.                               21C fully and finally releases the United States, its agencies, officers, agents, employees, and servants, from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) that 21C has asserted, could have asserted, or may assert in the future against the United States, its agencies, officers, agents, employees, and servants, related to the Covered Conduct and the United States’ investigation and prosecution thereof.

13.                               21C fully and finally releases the Relator and her heirs, successors, attorneys, agents and assigns from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) that 21C has asserted, could have asserted, or may assert in the future against the Relator, related to the Covered Conduct and the Relator’s investigation and prosecution thereof on behalf of the United States (“21C’s Release”). 21C’s Release shall in no way affect, and specifically excluded from 21C’s Release are, any claims that 21C has asserted, could have asserted, or may assert in the future related to the matter captioned: Mariela Barnes v.

Naples Urology Associates, LLC and 21st Century Oncology, LLC, No. 2:14-cv-604, U.S.D.C. M.D. Fla.

14.                               The Settlement Amount shall not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare contractor (e.g., Medicare Administrative Contractor, fiscal intermediary, carrier), TRICARE or any state payer, related to the Covered Conduct; and 21C agrees not to resubmit to any Medicare contractor, TRICARE or any state payer any previously denied claims related to the Covered Conduct, agrees not to appeal any such denials of claims, and agrees to withdraw any such pending appeals.

15.                               21C agrees to the following:

a.                                      Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47; and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. §§ 1395-1395kkk-1 and 1396-1396w-5; and the regulations and official program directives promulgated thereunder) incurred by or on behalf of 21C, its present or former officers, directors, employees, shareholders, and agents in connection with:

(1)                                 the matters covered by this Agreement;

(2)                                 the United States’ audit(s) and civil and any criminal investigation(s) of the matters covered by this Agreement;

(3)                                 21C’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil and any criminal investigation(s) in connection with the matters covered by this Agreement (including attorney’s fees);

(4)                                 the negotiation and performance of this Agreement;

(5)                                 the payment 21C makes to the United States pursuant to this Agreement and any payments that 21C may make to Relator, including costs and attorneys fees; and

(6)                                 the negotiation of, and obligations undertaken pursuant to the CIA to: (i) retain an independent review organization to perform annual reviews as described in Section III of the CIA; and (ii) prepare and submit reports to the OIG-HHS are unallowable costs for government contracting purposes and under the Medicare Program, Medicaid Program, TRICARE Program, and Federal Employees Health Benefits Program (FEHBP) (hereinafter referred to as Unallowable Costs). However, nothing in paragraph 17.a.(6) that may apply to the obligations undertaken pursuant to the CIA affects the status of costs that are not allowable based on any other authority applicable to 21C.

b.                                      Future Treatment of Unallowable Costs: Unallowable Costs shall be separately determined and accounted for in nonreimbursable cost centers by 21C, and 21C shall not charge such Unallowable Costs directly or indirectly to any contracts with the United States or any State Medicaid program, or seek payment for such Unallowable Costs through any cost report, cost statement, information statement, or payment request submitted by 21C or any of its subsidiaries or affiliates to the Medicare, Medicaid, TRICARE, or FEHBP Programs.

c.                                       Treatment of Unallowable Costs Previously Submitted for Payment: 21C further agrees that within 90 days of the Effective Date of this Agreement it shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers, and/or contractors, and Medicaid and FEHBP fiscal agents, any Unallowable Costs (as defined in this Paragraph) included in payments previously sought from the United States, or any State Medicaid program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by 21C or any of its subsidiaries or affiliates, and shall request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the Unallowable Costs. 21C agrees that the United States, at a minimum, shall be entitled to recoup from 21C any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted cost reports, information reports, cost statements, or requests for payment.

Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by 21C or any of its subsidiaries or affiliates on the effect of inclusion of Unallowable Costs (as defined in this Paragraph) on 21C or any of its subsidiaries or affiliates’ cost reports, cost statements, or information reports.

d.                                      Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine 21C’s books and records to determine that no Unallowable Costs have been claimed in accordance with the provisions of this Paragraph.

16.                               21C agrees to cooperate fully and truthfully with the United States’ investigation of individuals and entities not released in this Agreement. Upon reasonable notice, 21C shall encourage, and agrees not to impair, the cooperation of its directors, officers, and employees, and shall use reasonable efforts to make available, and encourage, the cooperation of former directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals and to the extent that 21C still maintains reasonable access to such individuals. 21C further agrees to furnish to the United States, upon request, complete and unredacted copies of all non-privileged documents, reports, memoranda of interviews, and records in its possession, custody, or control relating solely to any investigation of the Covered Conduct that it has undertaken) or that has been performed by another on its behalf.

17.                               This Agreement is intended to be for the benefit of the Parties only. The Parties do not release any claims against any other person or entity, except to the extent provided for in Paragraph 18 (waiver for beneficiaries paragraph), below.

18.                               21C agrees that it waives and shall not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents, sponsors, legally responsible individuals, or third party payors based upon the claims defined as Covered Conduct.

19.                               Upon receipt of the payment described in Paragraph 1, above, the Parties shall promptly sign and file in the Civil Action a Joint Stipulation of Dismissal of the Civil Action pursuant to Rule 41(a)(1).

20.                               Each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

21.                               Each party and signatory to this Agreement represents that it freely and voluntarily enters in to this Agreement without any degree of duress or compulsion.

22.                               This Agreement is governed by the laws of the United States. The exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the Middle District of Florida. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute.

23.                               This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of the Parties.

24.                               The undersigned counsel represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below.

25.                               This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement.

26.                               This Agreement is binding on 21C’s successors, transferees, heirs, and assigns.

27.                               This Agreement is binding on Relator’s successors, transferees, heirs, and assigns.

28.                               All parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public.

29.                               This Agreement is effective on the date of signature of the last signatory to the Agreement (Effective Date of this Agreement). Facsimiles and electronic transmissions of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.

THE UNITED STATES OF AMERICA

DATED:	12/16/15	BY:	/s/ Kyle Cohen
KYLE COHEN
Assistant United States Attorney
United States Attorney’s Office for the Middle District of Florida

THE UNITED STATES OF AMERICA

DATED:	12/14/15	BY:	/s/ Arthur S. Di Dio
ARTHUR S. DI DIO
Trial Attorney
Commercial Litigation Branch
Civil Division
United States Department of Justice

THE UNITED STATES OF AMERICA

DATED:	12/16/15	BY:	/s/ Robert K. Deconti
ROBERT K. DECONTI
Assistant Inspector General for Legal Affairs
Office of Counsel to the Inspector General
Office of Inspector General
United States Department of Health and Human Services

THE UNITED STATES OF AMERICA

DATED:	12/8/15	BY:	/s/ Paul J. Hutter, Deputy G.C.
for PAUL J. HUTTER
General Counsel
Defense Health Agency
United States Department of Defense

21ST CENTURY ONCOLOGY, LLC - DEFENDANT

DATED:	12/16/15	BY:	/s/ Daniel E. Dosoretz, M.D.
DANIEL E. DOSORETZ, M.D.
Chief Executive Officer, 21st Century Oncology, LLC

DATED:	12/15/2015	BY:	/s/ Amy Garrigues
AMY GARRIGUES
K & L Gates LLP
Counsel for 21C

MARIELA BARNES - RELATOR

DATED:	12-2-15	BY:	/s/ Mariela Barnes
MARIELA BARNES

DATED:	12/3/15	BY:	/s/ Michael M. Mustokoff
MICHAEL M. MUSTOKOFF
Duane Morris LLP
Counsel for Mariela Barnes

DATED:	12-2-15	BY:	/s/ Benjamin H. Yormak
BENJAMIN H. YORMAK
Yormak Employment & Disability Law
Counsel for Mariela Barnes